UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 31, 2006
NUANCE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27038	94-3156479
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)
1 Wayside Road
Burlington, Massachusetts 01803
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (781) 565-5000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
See Item 2.01, which is incorporated herein by reference.
Item 2.01. Completion of Acquisition or Disposition of Assets.
Acquisition of Dictaphone
On March 31, 2006, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated February 7, 2006, as amended on March 6, 2006, by and among Nuance Communications, Inc., a Delaware corporation (“Nuance”), Phoenix Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Nuance (“Merger Sub”) and Dictaphone Corporation, a Delaware corporation (“Dictaphone”), Merger Sub was merged with and into Dictaphone (the “Merger”), with Dictaphone continuing as a wholly owned subsidiary of Nuance. Pursuant to the Merger Agreement, consideration for the transaction was $359 million in cash, after accounting for all closing adjustments.
The terms of the Merger are more fully described in the Merger Agreement, which was filed by Nuance as Exhibit 2.1 to the Current Report on Form 8-K filed on February 9, 2006, and is incorporated herein by reference. A copy of the press release announcing the closing of the Merger is filed herewith as Exhibit 99.1 and is incorporated herein by reference.
Credit Agreement
Simultaneously with the closing of the Merger, Nuance entered into a Credit Agreement dated as of March 31, 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Nuance Communications, Inc., a Delaware corporation, the Lenders party thereto from time to time, UBS AG, Stamford Branch, as administrative agent, Credit Suisse Securities (USA) LLC, as syndication agent, Citicorp North America, Inc., as documentation agent, UBS Securities LLC and Credit Suisse Securities (USA) LLC, as joint lead arrangers, Citigroup Global Markets Inc. and Banc of America Securities LLC, as co-arrangers, UBS Securities LLC, Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc., as joint bookrunners. The Credit Agreement provides for up to $430.0 million of senior secured financing. The $430.0 million available under the Credit Agreement includes (i) a seven-year $355.0 million senior term loan facility and (ii) a six-year $75.0 million revolving credit facility. Nuance has agreed to pay customary fees and expenses related to the credit facilities and to provide customary indemnities.
The Credit Agreement was entered into (i) to finance a portion of the acquisition of Dictaphone described above, (ii) to pay related fees and expenses and (iii) to finance the ongoing working capital and other general corporate purposes of Nuance. On March 31, 2006, Nuance drew the full $355.0 million under the term loan facility to finance a portion of the acquisition of Dictaphone.
Nuance’s obligations under the Credit Agreement are secured by substantially all the assets of Nuance and its domestic subsidiaries. The Credit Agreement contains customary events of default and covenants, including, among other things, covenants that restrict the ability of Nuance and certain of its subsidiaries to incur certain additional indebtedness, create or permit liens on assets and certain restrictive financial covenants. The Credit Agreement also contains customary events of default.
The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
See Item 2.01, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired
(1)	The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.
(b)	Pro Forma Financial Information
(1)	The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.
(c)	Exhibits
2.1	Agreement and Plan of Merger by and among Nuance Communications, Inc., Phoenix Merger Sub, Inc. and Dictaphone Corporation dated as of February 7, 2006 (incorporated by reference to Exhibit 2.1 to the Registrant’s Form 8-K (file No. 000-27038), as filed on February 9, 2006).

10.2	Credit Agreement, dated as of March 31, 2006 by and among Nuance Communications, Inc. and the other parties thereto.

99.1	Press Release dated March 31, 2006 by Nuance Communications, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.

Date: March 31, 2006	By:	/s/ James R. Arnold, Jr. James R. Arnold, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and among Nuance Communications, Inc., Phoenix Merger Sub, Inc. and Dictaphone Corporation dated as of February 7, 2006 (incorporated by reference to Exhibit 2.1 to the Registrant’s Form 8-K (file No. 000-27038), as filed on February 9, 2006).

10.2	Credit Agreement, dated as of March 31, 2006 by and among Nuance Communications, Inc. and the other parties thereto.

99.1	Press Release dated March 31, 2006 by Nuance Communications, Inc.